Exhibit 1.1

BOARDWALK PIPELINE PARTNERS, LP

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of up to

$500,000,000

Equity Distribution Agreement

August 29, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

BB&T Capital Markets, a division

of BB&T Securities, LLC

901 East Byrd Street, Ste. 300

Richmond, VA 23219

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mitsubishi UFJ Securities (USA), Inc.

1633 Broadway, 29th Floor

New York, New York 10019-6708

Mizuho Securities USA Inc.

320 Park Avenue, 12th Floor

New York, New York 10022

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

RBC Capital Markets, LLC

200 Vessey Street

Three World Financial Center

New York, New York 10281

UBS Securities LLC

299 Park Avenue

New York, New York 10171

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Boardwalk Pipeline Partners, LP, a Delaware limited partnership (the “Partnership”), Boardwalk GP, LP, a Delaware limited partnership and the sole general partner of the Partnership (the “General Partner”), and Boardwalk GP, LLC, a Delaware limited liability company and the sole general partner of the General Partner (“BGL”), each confirm their agreement (this “Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho

Securities USA Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”) as follows:

Each of BGL, the General Partner and the Partnership is sometimes referred to herein as a “Partnership Party,” and they are sometimes collectively referred to herein as the “Partnership Parties.” Each of the Partnership Parties and each of the Partnership’s subsidiaries is sometimes referred to herein as a “Partnership Entity,” or collectively as the “Partnership Entities.”

1. Description of Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate gross sales price to the public of up to $500,000,000 (the “Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 19 hereof.

2. Representations and Warranties. Each of the Partnership Parties represents and warrants to, and agrees with, each Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) The Partnership meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) and has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File Number 333-186767), including a related Base Prospectus, for registration under the Securities Act of the offering and sale of Common Units, including the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective under the Securities Act. The Partnership has filed with the Commission the Prospectus Supplement relating to the Units in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, met or will meet the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 (the “Incorporated Documents”) which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required under the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required under the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information concerning any Manager and furnished in writing to the Partnership Parties by or on behalf of any Manager specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Manager consists of the information described as such in Section 7 hereof.

(c) For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Securities Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act.

(d) Each of the General Partner and the Partnership has been duly formed and is validly existing and in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), has the full partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified to do business and in good standing as a foreign limited partnership in each jurisdiction listed opposite its name in Schedule 1 hereto, such jurisdictions being the only jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so register or qualify could not reasonably be expected to (i) have a material adverse effect on the condition (financial or other), results of operations, securityholders’ equity, properties, business or prospects of the Partnership Entities (other than the General Partner and BGL), taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.

(e) BGL has been duly formed and is validly existing and in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), has the full limited liability company power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified to do business and in good standing as a foreign limited liability company in each jurisdiction listed opposite its name in Schedule 1 hereto, such jurisdictions being the only jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so register or qualify could not reasonably be expected to (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(f) Relying solely on documents filed by Loews Corporation, a Delaware corporation (“Loews”), under Section 13(d) of the Exchange Act, Loews indirectly owns a 100% limited liability company interest in BGL; such limited liability company interest has been duly and validly authorized and issued in accordance with the limited liability company agreement of BGL (as the same may be amended on or prior to such time the representations and warranties are repeated or deemed to be made pursuant to this Agreement, the “BGL LLC Agreement”) and is fully paid (to the extent required under the BGL LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

(g) BGL is the sole general partner of the General Partner, with a 0.001% general partner interest in the General Partner; such general partner interest has been duly and validly authorized and issued in accordance with the agreement of limited partnership of the General Partner (as the same may be amended on or prior to such time the representations and warranties are repeated or deemed to be made pursuant to this Agreement, the “GP Partnership Agreement”); and BGL owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”).

(h) The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the Third Amended and Restated Agreement of Limited Partnership of the Partnership (as the same may be amended on or prior to such time the representations and warranties are repeated or deemed to be made pursuant to this Agreement, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens. The General Partner owns all of the Incentive Distribution Rights (as defined in the Partnership Agreement); all of such Incentive Distribution Rights have been duly and validly authorized and issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in the Base Prospectus under the caption “The Partnership Agreement—Limited Liability”); the General Partner owns all of such Incentive Distribution Rights free and clear of all Liens; and such Incentive Distribution Rights conform to the descriptions thereof contained in the Prospectus.

(i) Relying solely on documents filed by Loews under Section 13(d) of the Exchange Act, at the Execution Time, Loews indirectly owns 22,866,667 Class B Units representing limited partner interests in the Partnership (“Class B Units”) and 102,719,466 Common Units. All of such Class B Units have been duly and validly authorized and issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in the Base Prospectus under the caption “The Partnership Agreement—Limited Liability”); and such Class B Units conform to the descriptions thereof contained in the Prospectus. As of the Execution Time (and, for the avoidance of doubt, excluding the Units), there were 220,357,134 Common Units outstanding (including the 102,719,466 Common Units indirectly owned by Loews); other than the 22,866,667 Class B Units and the Incentive Distribution Rights, such Common Units are the only limited partner interests in the Partnership issued and outstanding; all of such Common Units have duly and validly authorized and issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in the Base Prospectus under the caption “The Partnership Agreement—Limited Liability”); and such Common Units conform to the descriptions thereof contained in the Prospectus.

(j) The Units to be issued and sold by the Partnership hereunder have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor pursuant to this Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in the Base Prospectus under the caption “The Partnership Agreement—Limited Liability”); and the Units, when issued and delivered against payment therefor pursuant to this Agreement, will conform to the descriptions thereof contained in Prospectus.

(k) All of the Partnership’s “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X) as of the date of the Partnership’s latest annual report on Form 10-K filed with Commission, which is incorporated by reference in the Registration Statement and the Prospectus, are listed on Exhibit 21.1 to such report, and such subsidiaries have been duly incorporated or formed and are validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, and is duly qualified to do business as a corporation, limited partnership or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(l) Except as described in the Prospectus or provided for in the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership pursuant to any agreement or instrument to which any of the Partnership Entities is a party or by which any one of them may be bound. Except as described in the Prospectus or as provided for in the applicable Organizational Documents (as defined below), there are no outstanding options or warrants to purchase (A) any Common Units or other interests in the Partnership or (B) any interests in BGL, the General Partner, or any of the Partnership’s subsidiaries. “Organizational Documents” means any certificate or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation, bylaws or other organizational documents of the Partnership Entities (in each case as in effect on the date hereof and as the same may be adopted, entered into, amended or restated prior to the date of determination). Except with respect to the General Partner’s right to maintain its 2% general partner interest, the holders of preemptive rights have waived such rights in connection with the offering of Units.

(m) Except as described in the Prospectus or provided for in the Partnership Agreement, there are no contracts, agreements or understandings between any Partnership Party and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person, or to require the Partnership to include such securities with any securities registered pursuant to the Registration Statement or in any securities registered or to be registered pursuant to any other registration statement filed by or required to be filed by the Partnership under the Securities Act. The Partnership has not received a request from any Holder (as defined in the Partnership Agreement) under the Partnership Agreement for inclusion by the Partnership of the securities held by such Holder in the Registration Statement or in connection with the offering of Units.

(n) The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this

Agreement, any Terms Agreement, the Partnership Agreement and the Prospectus. At each Settlement Date and each Time of Delivery hereunder, all corporate, partnership or limited liability company action, as the case may be, required to be taken by the Partnership Parties or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the Partnership Parties of this Agreement and any Terms Agreement and the consummation of the transactions contemplated hereby has been validly taken.

(o) This Agreement has been duly and validly authorized, executed and delivered by the Partnership Parties.

(p) None of the offering, issuance and sale by the Partnership of the Units and the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Prospectus, the execution, delivery and performance of this Agreement by the Partnership Parties, or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with, or constitutes or will constitute a violation of, the certificate or agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational documents of any Partnership Party, (ii) conflicts or will conflict with, or constitutes or will constitute a breach or violation of or a default under (or an event that, with notice or lapse of time or both, would constitute such a breach or violation of or default under), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party, by which any of them is bound or to which any of their respective properties or assets is subject, (iii) violates or will violate any statute, law, ordinance, regulation, order, judgment, decree or injunction of any court or governmental agency or body to which any of the Partnership Entities or any of their respective properties or assets may be subject or (iv) will result in the creation or imposition of any Lien upon any property or assets of any Partnership Entity, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

(q) Except for the registration of the Units under the Securities Act and such consents, approvals, authorizations, registrations or qualifications (“consents”) as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Units by the Managers for such consents that have been obtained, or for such consents that will be obtained prior to each Settlement Date and each Time of Delivery hereunder, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body to which any of the Partnership Parties or any of their respective properties or assets is subject is required for the execution, delivery and performance of this Agreement by the Partnership Parties, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Units as described under the caption “Use of Proceeds” in the Prospectus.

(r) (i) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and (ii) each of the Organizational Documents (other than the Partnership Agreement) has been duly authorized, executed and delivered by the respective Partnership Entity or

Entities party thereto and is a valid and legally binding agreement of such Partnership Entity or Entities, enforceable against such parties in accordance with the terms of each of such Organizational Documents; provided that in each case the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws related to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any such agreements may be limited by applicable laws and public policy.

(s) The historical consolidated financial statements (including the related notes and supporting schedules) included in, or incorporated by reference into, the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X of the Commission and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply, and, except as otherwise disclosed in the Prospectus, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Any summary historical information set forth in the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived.

(t) Deloitte & Touche LLP, who have certified certain financial statements of the Partnership, whose reports are incorporated by reference in the Prospectus and who have delivered the initial letter referred to in Section 4(n) hereof, are an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and were such during the periods covered by the financial statements on which they reported.

(u) Each Partnership Entity has good and indefeasible title to all real property and good title to all personal property contemplated as owned or to be owned by it in the Prospectus, in each case free and clear of all Liens, except as described in the Prospectus or that would not materially affect the value of such property and would not materially interfere with the use made and proposed to be made of such property as described in the Prospectus. With respect to title to pipeline rights-of-way, none of the Partnership Entities has received any actual notice or claim from any owner of land upon which any pipeline that is owned by any Subsidiary is located that such entity does not have sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are proposed to be used and occupied in the future as described in the Prospectus, except where such failure to have sufficient title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All assets held under lease or license by the Partnership Entities are held under valid, subsisting and enforceable leases or licenses, with such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially interfere with the use made and proposed to be made of such assets as they have been used in the past and are proposed to be used in the future as described in the Prospectus.

(v) Each Partnership Entity carries or is covered by insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of each Partnership Entity are in full force and effect, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each Partnership Entity is in compliance with the terms of such policies in all material respects; and no Partnership Entity has received notice from any insurer or agent of such insurer that any material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

(w) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which any Partnership Entity is a party or to which any property or asset of any Partnership Entity is subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby, and to the knowledge of the Partnership Parties, no such proceedings are threatened by governmental authorities or others. There are no legal or governmental proceedings pending that are required to be described in the Prospectus that are not so described.

(x) There are no contracts or other documents that are required by the Securities Act or the Rules and Regulations to be described in the Prospectus or filed as exhibits to the Registration Statement, or that are required by the Exchange Act or the rules and regulations promulgated thereunder to be filed as exhibits to a document incorporated by reference into the Prospectus, that have not been so described in the Prospectus or filed as exhibits to the Registration Statement or such incorporated document.

(y) The statements set forth in the Prospectus under the captions “How We Make Cash Distributions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units and Preferred Units” and “The Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Common Units and the Class B Units, and under the caption “Material Tax Consequences,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(z) Except as described in the Prospectus, no labor disturbance by the employees of any Partnership Entity exists or, to the knowledge of the Partnership Parties, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

(aa) Since the date of the latest audited financial statements included in or incorporated by reference into the Prospectus, (i) no Partnership Entity has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or governmental action, order or decree, and (ii) there has not been any adverse change in the partners’ capital, members’ equity or short- or long-term debt of the Partnership Entities, taken as a whole, or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, securityholders’ equity, properties, management, business or prospects of any Partnership Entity, in each case except as could not reasonably be expected to have a Material Adverse Effect or as set forth or contemplated in the Prospectus.

(bb) From the date as of which information is given in the Prospectus through the date hereof, and except as may be disclosed in the Prospectus, none of the Partnership Entities has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend or distribution on its capital stock or other equity interests.

(cc) Each Partnership Entity (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of the Partnership’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Partnership Entities’ assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Partnership Entities’ assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or submits under the Exchange Act is accumulated and communicated to management of the Partnership, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ee) Since the date of the most recent balance sheet of the Partnership reviewed or audited by Deloitte & Touche LLP and the audit committee of the board of directors of BGL, (i) the Partnership Parties have not been advised of (A) any significant deficiencies in the design or operation of internal controls that are reasonably likely to adversely affect the ability of the Partnership Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls (whether or not remediated) and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership

Entities, and (ii) since that date, there have been no changes in internal controls that have materially affected, or are reasonably likely to materially affect, internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ff) Each Partnership Entity subject to the Sarbanes-Oxley Act of 2002, and each of its directors and officers in their capacities as such, is in compliance in all material respects with such act.

(gg) None of the Partnership Entities (i) is in violation of its respective Organizational Documents, (ii) is in breach of or default under any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party, by which it is bound or to which any of its properties or assets is subject (and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default), (iii) is in violation of any statute, law, ordinance, rule, regulation, order, judgment, decree or injunction of any court or governmental agency or body to which it or its property or assets may be subject or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) or (iv), as could not reasonably be expected to have a Material Adverse Effect.

(hh) Except as described in the Prospectus, the Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws, regulations, ordinances, rules, orders, judgments, decrees or other legal requirements relating to the protection of human health and safety, the environment or natural resources or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received, and as necessary maintained, all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive and maintain required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (1) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), (2) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (3) petroleum or any petroleum product, (4) any polychlorinated biphenyl and (5) any pollutant, contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. Except as described in the Prospectus, no Partnership Entity has been named as a “potentially responsible party” under CERCLA or any other similar Environmental Law, except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as described in the Prospectus, no Partnership Entity (A) is a party to any proceeding under Environmental Laws in which a governmental authority is also a party, other than proceedings regarding which it is believed that no monetary penalties in excess of $100,000 will be imposed, (B) has received notice of any potential liability for the disposal or release of any Hazardous Material, except where such liability could not reasonably be expected to have a Material Adverse Effect or (C) anticipates any material capital expenditures relating to Environmental Laws.

(ii) Each Partnership Entity is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity would have any liability; no Partnership Entity has incurred or expects to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” that is intended to be qualified under Section 401(a) of the Code and for which any Partnership Entity would have any liability is so qualified and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(jj) Each Partnership Entity has such permits, consents, licenses, franchises, certificates and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, except as disclosed in or specifically contemplated by the Prospectus or except for any failure to have any such Permit that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in the Prospectus, each Partnership Entity has fulfilled and performed all of its material obligations with respect to all such Permits, and no event has occurred that would prevent any such Permit from being renewed or reissued, that allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or that would result in any other impairment of the rights of the holder of any such Permit, except for any such non-renewal, revocation, termination or impairment that could not reasonably be expected to have a Material Adverse Effect.

(kk) The Partnership is not, and after giving effect to the application of the net proceeds of the offering of the Units as described under the caption “Use of Proceeds” in the Prospectus, the Partnership will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ll) None of the Partnership Entities or, to the knowledge of the Partnership Parties, any of their affiliates has distributed, any offering material in connection with the offering and sale of the Units other than the Prospectus.

(mm) None of the Partnership Entities or, to the knowledge of the Partnership Parties, any of their affiliates has taken, nor will any of the Partnership Entities or, to the knowledge of the Partnership Parties, any of their affiliates take, directly or indirectly, any action that has constituted, that was designed to cause or result in, or that could reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of any Partnership Party to facilitate the sale or resale of the Units.

(nn) Except for this Agreement, there are no contracts, agreements or understandings between the Partnership and any person that would give rise to a valid claim against the Partnership or any Manager for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of Common Units in accordance with Rule 415(a)(4).

(oo) The Common Units are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(pp) The interactive data in the eXtensible Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by or on behalf of any Partnership Party delivered to the Managers or counsel for the Managers in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by each such Partnership Party, as to matters covered thereby, to the Managers.

3. Sale and Delivery of Units.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Units from time to time through the Managers, acting as sales agents, and each of the Managers agree to use its reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i) The Units are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and the Managers on any day that (A) is a trading day for the New York Stock Exchange (“NYSE”) (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership has instructed any Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement; provided, however, that the Partnership will only submit its orders to one of the Managers on a single trading day. The Partnership will designate (i) the maximum amount of the Units to be sold by any Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and (ii) the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, the applicable Manager shall use its reasonable efforts to sell on a particular day all of the Units designated for sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the market price for the Common Units sold by the Manager under this Section 3(a) on the NYSE at the time of sale of such Units.

(ii) The Partnership Parties acknowledge and agree that (A) there can be no assurance that the Manager will be successful in selling the Units, (B) a Manager will incur no liability or obligation to the Partnership Parties or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, and (C) each Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership Parties.

(iii) The Partnership shall not authorize the issuance and sale of, and each Manager shall not be obligated to use its reasonable efforts to sell, any Unit at a price lower than the minimum price therefor designated from time to time by BGL’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to such Manager in writing. The Partnership or any Manager may, upon notice to the Partnership or the Manager, as applicable, by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iv) Each of the Managers hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Units or to or through a market maker, (B) by any other method permitted by law, including but not limited to in privately negotiated transactions, and (C) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement.

(v) The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Units sold by such Manager pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when such Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after deduction of the compensation to such Manager and after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(vi) A Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units are sold by such Manager under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vii) Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through a Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units to such Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If such Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Units delivered by the Partnership to such Manager, such breaching Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii) At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(j)), each of the Partnership Parties shall be deemed to have affirmed each representation and warranty contained in Section 2 of this Agreement as if such representation and warranty were made as of such date, but modified as necessary to relate to the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date. Any obligation of any Manager to use its reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of each of the Partnership Parties herein (as modified in the manner described above), to the performance by each of the Partnership Parties of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a

“Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership wishes to accept amended terms, such Manager and the Partnership Parties will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager unless and until the Partnership Parties and such Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Each sale of the Units to any Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Units to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by a Manager. The commitment of a Manager to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership Parties herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Units to be purchased by such Manager pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d) The Partnership will not request any sales hereunder that exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Units available for issuance under the currently effective Registration Statement or (iii) the maximum number or aggregate amount, if any, of the Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Managers in writing.

(e) If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other parties hereto and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f) Notwithstanding any other provision of this Agreement the Partnership shall not request the sale of any Units that would be sold, and none of the Managers shall be obligated to sell, during any period in which the Partnership’s insider trading policy, as it exists at the Execution Time, would prohibit the purchases or sales of the Common Units by BGL’s officers or directors, or during any other period in which any of the Partnership

Parties are, or it is reasonably likely they are, in possession of material non-public information; provided that, unless otherwise agreed between the Partnership and the Managers, for purposes of this paragraph (f) such period shall end on the date on which the Partnership’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission.

4. Agreements. Each of the Partnership Parties agrees with the Managers that:

(a) During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or such prospectus is deemed to be delivered pursuant to Rule 153) to be delivered under the Securities Act, the Partnership will not file any (i) amendment to the Registration Statement, (ii) supplement to the Prospectus or (iii) any Rule 462(b) Registration Statement relating to the Units (other than, in the case of clauses (i) and (ii) above, any amendment or supplement which does not relate to the sale of the Units and not including any reports or documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act), unless the Partnership has furnished to the Managers a copy for its review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which any Manager reasonably objects, unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law. The Partnership has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement relating to the Units shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement relating to the Units, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or such prospectus is deemed to be delivered pursuant to Rule 153) to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to each Manager in such quantities as such Manager may reasonably request.

(c) As soon as practicable, the Partnership will make generally available to its security holders and to the Managers an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(d) The Partnership will make available to the Managers and counsel for the Managers, upon request and without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Managers or any dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or such prospectus is deemed to be delivered pursuant to Rule 153), as many copies of the Prospectus and any amendment or supplement thereto as each Manager may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(e) The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(f) Each of the Partnership Parties and each of the Managers agree that it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433.

(g) If sales of the Units have been made but not settled, the Partnership has had outstanding with any Manager any instructions to sell the Units, or during the term of any Terms Agreement, in each case, within the prior three Business Days, the Partnership will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units, or publicly announce an intention to effect any such transaction without (i) giving the Managers at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) each Manager suspending acting under this Agreement for such period of time requested by the Partnership or as deemed appropriate by the Managers in light of the proposed transaction; provided, however, that the Partnership may (A) issue and sell Common Units pursuant to this Agreement or any Terms Agreement; (B) file a registration statement on Form S-8 or issue and sell Common Units or securities convertible into or exchangeable for Common Units pursuant to any, long-term incentive plan, employee unit option plan or unit ownership plan of the Partnership Parties in effect at the Applicable Time and (C) the Partnership may issue or deliver Common Units issuable upon the conversion, vesting or exercise of securities (including long-term incentive plan awards, options and warrants) outstanding at the Applicable Time. In the event that notice of a proposed sale is provided by the Partnership pursuant to this Section 4(g), the Manager may (and shall if requested by the Partnership) suspend activity under this program for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Manager.

(h) The Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Units.

(i) The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(j) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 4(x) of this Agreement or a prospectus supplement relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request following the filing of such Current Report on Form 8-K), (iii) the Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as any Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Partnership shall furnish or cause to be furnished to the Managers (or, in the case of clause (iii) above, the relevant Manager party to such Terms Agreement) forthwith a certificate dated and delivered the date of such Representation Date, in form satisfactory to the Managers (or, in the case of clause (iii) above, the relevant Manager party to such Terms Agreement) to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Managers (or, in the case of clause (iii) above, the relevant Manager party to such Terms Agreement) are true and correct as of such Representation Date, as though made at and as of such time (except that such certificate shall state that such statements (including with respect to the representations and warranties contained herein) shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as described immediately above to the time of delivery of such certificate. The requirement to provide a certificate under this Section 4(j) shall be waived for any Representation Date occurring at a time at which the Partnership has instructed that no sales of Units may be made hereunder, which waiver shall continue until the earlier to occur of the date of the Partnership has instructed any Manager to sell Units hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Partnership files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Partnership subsequently has instructed any Manager to sell Units hereunder following a Representation Date when the Partnership relied on such waiver and did not provide the Managers with a certificate under this Section 4(j), then before the Partnership delivers an instruction to sell Units, the Partnership shall provide the Managers with a certificate referred to in Section 6(e) of this Agreement and a certificate under this Section 4(j).

(k) At each Representation Date with respect to which the Partnership is obligated to deliver a certificate referred to in Section 4(j) of this Agreement, the

Partnership shall furnish or cause to be furnished forthwith to the Managers (or, in the case of a Representation Date of the type described in Section 4(j) (iii), the relevant Manager party to such Terms Agreement) and to counsel to the Managers a written opinion of Vinson & Elkins L.L.P., counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, dated and delivered the date of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(l) At each Representation Date with respect to which the Partnership is obligated to deliver a certificate referred to in Section 4(j) of this Agreement, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of the General Counsel of BGL, dated and delivered the date of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) At each Representation Date with respect to which the Partnership is obligated to deliver a certificate referred to in Section 4(j) of this Agreement, Andrews Kurth LLP, counsel to the Managers, shall deliver a written opinion, dated and delivered the date of such Representation Date, in form and substance satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to such Terms Agreement), of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales as contemplated hereunder), and at each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Units are delivered to any Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) otherwise as any Manager may reasonably request and upon reasonable advance notice to the Partnership, there is filed with the Commission any document which contains financial information (other than a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) incorporated by reference into the Prospectus, the Partnership shall cause Deloitte & Touche LLP (the “Accountants”), or other independent accountants satisfactory to the Managers (or, in the case of a Representation Date of the type described in clause (iii) above, the relevant Manager party to such Terms Agreement) forthwith, to furnish the Managers a letter, dated the date of commencement, recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide a letter under this Section 4(n) shall be provided for any Representation Date with respect to which the Partnership is obligated to deliver a certificate referred to in Section 4(j) of this Agreement. Notwithstanding the foregoing, if the Partnership subsequently has instructed any Manager to sell Units hereunder following a Representation Date when the Accountants relied on such waiver and did not provide the Managers with a letter under this Section 4(n), then before the Partnership delivers an instruction to sell Units, the Partnership shall cause the Accountants to provide the Managers with a letter referred to in Section 4(n).

(o) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date with respect to which the Partnership is obligated to deliver a certificate referred to in Section 4(j) of this Agreement the Partnership will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from BGL, its officers and its agents, as the Manager may reasonably request.

(p) The Partnership consents to any Managers trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q) The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Units sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Units pursuant to this Agreement during the relevant period.

(r) If to the knowledge of the Partnership, the conditions set forth in Section 6(a) or 6(g) shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by any of the Managers the right to refuse to purchase and pay for such Units.

(s) Each acceptance by the Partnership of an offer to purchase the Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to the Managers that the representations and warranties of the Partnership Parties contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed modified to incorporate the disclosures contained in the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date and relating to such Units).

(t) The Partnership shall ensure that there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Units or Common Units held in treasury, of the maximum aggregate number of such Units authorized for issuance by the Board pursuant to the terms of this Agreement. The Partnership will use its commercially reasonable efforts to cause the Units to be listed for trading on the NYSE and to maintain such listing.

(u) During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or such prospectus is deemed to be delivered pursuant to Rule 153) to be delivered under the Securities Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(v) The Partnership shall cooperate with the Managers and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

(w) The Partnership will apply the Net Proceeds from the sale of the Units in the manner set forth in the Prospectus.

(x) The Partnership will make all filings with respect to the Units required to be filed by the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by Rule 424.

5. Payment of Expenses.

(a) The Partnership agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of the Partnership’s representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) the reasonable documented out-of-pocket expenses of the Managers, including the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.

6. Conditions to the Obligations of the Managers. The obligations of each Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Partnership Parties of their obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units; each Interim Prospectus Supplement shall have been filed in the manner required by Rule 424(b) within the time period required by Section 4(x) of this Agreement; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused the Partnership Counsel, to furnish to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to such Terms Agreement), on every date specified in Section 4(k) of this Agreement, its opinion, dated as of such date and addressed to the Managers, to the effect that:

(i) Each of the General Partner and the Partnership is validly existing and in good standing as a limited partnership under the Delaware LP Act, has the full partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction listed opposite its name in Schedule 1 hereto, except where the failure to so register or qualify could not reasonably be expected to (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability;

(ii) BGL is validly existing and in good standing as a limited liability company under the Delaware LLC Act, has the full limited liability company power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction listed opposite its name in Schedule 1 hereto, except where the failure to so register or qualify could not reasonably be expected to (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability;

(iii) BGL is the sole general partner of the General Partner, with a 0.001% general partner interest in the General Partner; such general partner interest has been duly and validly authorized and issued in accordance with the GP Partnership Agreement. Boardwalk Pipelines Holding Corp., a Delaware corporation, is the sole limited partner of the General Partner, with a 99.999% limited partner interest in the General Partner; such limited partner interest has been duly and validly authorized and issued in accordance with the GP Partnership Agreement and is fully paid (to the extent required under the GP Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act);

(iv) The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement, as described in the Prospectus or created or arising under the Delaware LP Act) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation. The General Partner owns all of the Incentive Distribution Rights (as defined in the Partnership Agreement); all of such Incentive Distribution Rights have been duly and validly authorized and issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in the Prospectus); and the General Partner owns all of such Incentive Distribution Rights free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement, as described in the Prospectus or created or arising under the Delaware LP Act) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation;

(v) The Units to be issued and sold by the Partnership have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor pursuant to this Agreement [and, if applicable, any Terms Agreement], will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by (i) matters described in the Prospectus and (ii) Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Units, when issued and delivered against payment therefor pursuant to this Agreement [and, if applicable, any Terms Agreement], will conform to the descriptions thereof contained in the Prospectus;

(vi) Except as described in the Prospectus or provided for in the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership pursuant to federal or Delaware law or any agreement or instrument known to such counsel to which any of the Partnership

Entities is a party or by which any one of them may be bound. Except as described in the Prospectus, to such counsel’s knowledge, there are no outstanding options or warrants to purchase (A) any Common Units or other interests in the Partnership or (B) any interests in BGL, the General Partner, or the Partnership’s “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X);

(vii) Except as described in the Prospectus, to such counsel’s knowledge, there are no contracts, agreements or understandings between any Partnership Party and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person, or to require the Partnership to include such securities in any securities registered or to be registered pursuant to any registration statement filed by or required to be filed by the Partnership under the Securities Act;

(viii) This Agreement has been duly and validly authorized, executed and delivered by the Partnership Parties;

(ix) The Partnership Agreement has been duly and validly authorized, executed and delivered by each Partnership Party that is a party thereto. The Partnership Agreement constitutes a valid and binding obligation of the Partnership Parties party thereto, enforceable against each such Partnership Party in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and an implied covenant of good faith and fair dealing, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) public policy considerations relating to rights to indemnification or contribution;

(x) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership Parties, or the consummation of the transactions contemplated thereby (i) constitutes or will constitute a violation of the Organizational Documents, (ii) constitutes or will constitute a breach or violation of or a default under (or an event that, with notice or lapse of time or both, would constitute such a breach or violation of or default under), any agreement filed as an exhibit to the Registration Statement or as an exhibit to the Partnership’s Form 10-K for the year ended December 31, 2012 or any reports filed after December 31, 2012 under the Exchange Act by the Partnership or (iii) violates or will violate any applicable law of the United States of America, the laws of the State of New York, the Delaware LP Act or the Delaware LLC Act, excluding in the case of clauses (ii) and (iii) any such breaches, violations and defaults that would not have a Material Adverse Effect;

(xi) No Governmental Approval is required for the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation of the transactions contemplated thereby, except for (i) the registration of the Units under the Securities Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Units by the Managers, and (iii) such Governmental Approvals (A) as have been obtained or made or (B) would not have a Material Adverse Effect if not obtained or made;

(xii) The Registration Statement was declared effective under the Securities Act on May 6, 2013, the Prospectus was filed with the Commission pursuant to subparagraph (2) of Rule 424(b) of the Rules and Regulations on August 29, 2013, and no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel’s knowledge, no proceeding for that purpose is pending or threatened by the Commission;

(xiii) Each of (i) the Registration Statement, on the Effective Date, and (ii) the Prospectus, as of its date and the date hereof, appear on their face to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the Rules and Regulations (except that such counsel express no statement or belief as to the Trustee statements of eligibility on Form T-1), except that such counsel need express no opinion with respect to the financial statements and the notes and financial schedules thereto and other related financial, accounting and statistical data contained therein;

(xiv) The statements made in the Prospectus under the captions “How We Make Cash Distributions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units and Preferred Units,” and “The Partnership Agreement,” insofar as they purport to summarize certain provisions of documents referred to therein or refer to statements of law or legal conclusions, accurately summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions therein; and the Common Units, the Class B Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Prospectus under the captions “How We Make Cash Distributions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units and Preferred Units,” and “The Partnership Agreement;”

(xv) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K on August 29, 2013 and incorporated by reference in the Registration Statement is confirmed and the Managers may rely upon such opinion as if it were addressed to them; and

(xvi) The Partnership is not, and after giving effect to the application of the net proceeds from the offering of the Units as described under the caption “Use of Proceeds” in the Prospectus, the Partnership will not be, an “investment company” as defined in the Investment Company Act.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York, the Delaware LP Act and the Delaware LLC

Act. Such counsel need not express any opinion with respect to the title of any of the Partnership Entities to any of their respective real or personal property or the accuracy of the descriptions or references in the Registration Statement or the Organizational Documents to any real or personal property, and need not express any opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

In rendering such opinion, such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Partnership Parties and the independent public accountants of the Partnership and the Managers’ representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel did not independently investigate or verify the information set forth in the Registration Statement or the Prospectus, and such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, and the Prospectus (except to the extent specified in paragraph (xiv) above), based on the foregoing (relying as to factual matters in respect of the determination of materiality to the extent such counsel deems reasonable and appropriate upon the statements of fact made by officers and other representatives of the Partnership Parties), no facts have come to such counsel’s attention that have led such counsel to believe that:

(1) the Registration Statement, as of the most recent Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; or

(2) the Prospectus, as of its date and as of the date such opinion is given, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion with respect to the financial statements and notes and schedules thereto or other related financial and accounting data contained in, incorporated by reference into or omitted from the Registration Statement or the Prospectus, any further amendment or supplement thereto or the exhibits to the Registration Statement.

“applicable law” means those laws, rules and regulations that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by this Agreement, without such counsel’s having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided, however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, state securities or blue sky, tax, insurance or antitrust, laws, rules or regulations, the Natural Gas Act, as amended, or the rules and regulations promulgated thereunder by the Federal Energy Regulatory Commission.

“Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory authority of the State of Delaware, the State of Texas or the United States of America, pursuant to (a) applicable laws of the State of Texas, (b) applicable laws of the United States of America, (c) the Delaware LP Act or (d) the Delaware LLC Act.

(c) The Partnership shall have requested and caused the General Counsel of BGL, to furnish to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to such Terms Agreement), on every date specified in Section 4(l) of this Agreement, their opinion, dated as of such date and addressed to the Managers, to the effect that:

(i) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which any Partnership Entity is a party or to which any property or asset of any Partnership Entity is subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or an adverse effect on the performance of this Agreement by the Partnership Parties or the consummation of the transactions contemplated thereby, and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; and to such counsel’s knowledge, there are no statutes or pending or threatened legal or governmental proceedings required to be described in the Prospectus that are not so described;

(ii) The statements made in the Partnership’s annual report on Form 10-K for the year ended December 31, 2012 under the caption “Business—Our Business—Government Regulation,” insofar as they purport to summarize certain provisions of documents referred to therein or refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions therein;

(iii) None of the offering, issuance and sale by the Partnership of the Units and the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Prospectus, the execution, delivery and performance of this Agreement by the Partnership Parties, or the consummation of the transactions contemplated thereby violates or will violate the Natural Gas Act, as amended, and the rules and regulations promulgated thereunder by the Federal Energy Regulatory Commission; and

(iv) To such counsel’s knowledge, there are no contracts or other documents that are required by the Securities Act or the Rules and Regulations to be described in the Prospectus or filed as exhibits to the Registration Statement, or that are required by the Exchange Act or the rules and regulations promulgated thereunder to be filed as exhibits to a document incorporated by reference into the Prospectus, that have not been so described in the Prospectus or filed as exhibits to the Registration Statement or such incorporated document.

In rendering such opinion, such counsel shall state that he has participated in conferences with officers and other representatives of the Partnership Parties, representatives of the independent registered public accounting firm of the Partnership and the Managers’ representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel did not independently investigate or verify the information set forth in the Registration Statement or the Prospectus, and such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified in paragraphs (b) and (d) above), based on the foregoing (relying as to factual matters in respect of the determination of materiality to the extent such counsel deems reasonable and appropriate upon the statements of fact made by officers and other representatives of the Partnership Parties), no facts have come to such counsel’s attention that have led such counsel to believe that:

(i) the Registration Statement, as of the most recent Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; or

(ii) the Prospectus, as of its date and as of the date such opinion is given, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion with respect to the financial statements and notes and schedules thereto or other related financial and accounting data contained in, incorporated by reference into or omitted from the Registration Statement, any Preliminary Prospectus or the Prospectus, any further amendment or supplement thereto or the exhibits to the Registration Statement.

(d) The Managers shall have received from Andrews Kurth LLP, counsel for the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to such Terms Agreement), on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Managers, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus (together with any amendment or supplement thereto) and other related matters as the Managers may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Partnership shall have furnished or caused to be furnished to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to such Terms Agreement), on every date specified in Section 4(j) of this Agreement, a certificate of BGL, signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and the principal financial or accounting officer of BGL, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) subject to the modifications necessary to relate to the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date, the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of such date with the same effect as if made on such date, and the Partnership Parties have complied in all material respects with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to such date with the exception of any representations for which changes have occurred which shall be updated in certificates delivered at subsequent Representation Dates;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to any of the Partnership Parties’ knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

(f) The Partnership shall have requested and caused the Accountants to have furnished to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to such Terms Agreement), on every date specified in Section 4(n) hereof and to the extent requested by the Managers in connection with any offering of the Units, letters (which may refer to letters previously delivered to the Managers), dated as of such date, in form and substance satisfactory to the Managers, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of any unaudited interim financial information of the Partnership included or incorporated by reference in the Registration Statement and the Prospectus in accordance with Statement on Auditing Standards No. 100; provided that the cut-off date for the procedures performed by such Accountants and described in such letters shall be a date not more than three days prior to the date of such letter.

References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g) Since the respective dates as of which information is disclosed in the Registration Statement and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto).

(h) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement or any Terms Agreement.

(i) The Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers.

(j) Prior to each Settlement Date and Time of Delivery, as applicable, the Partnership shall have furnished to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to such Terms Agreement) such further information, certificates and documents as any Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the Managers hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Managers. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Andrews Kurth LLP, counsel for the Manager, at 600 Travis, Suite 4200, Houston, Texas, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) Each of the Partnership Parties agree to jointly and severally indemnify and hold harmless each Manager, the directors, officers, employees, affiliate who has, or who is alleged to have, participated in the distribution of the Units as sales agents or has otherwise been deemed to be part of the sales effort, and agents of each Manager, and each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement for the registration of the Units as originally filed or in any amendment thereof, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Partnership may otherwise have.

(b) Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Partnership Parties, each of BGL’s directors, each of BGL’s officers who sign the Registration Statement, and each person who controls the Partnership within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Manager, but only with reference to written information relating to such Manager furnished to the Partnership by or on behalf of such Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which such Manager may otherwise have. Each of the Partnership Parties acknowledges that the statements set forth in the first paragraph under the heading “Plan of Distribution” in the Prospectus with respect to such Manager constitute the only information furnished in writing by or on behalf of the several Managers for inclusion in the Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (i) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraphs (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then an indemnifying party, in lieu of indemnifying such indemnified party, agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by each of the Managers on the other from the offering of the Units; provided, however, that in no case shall any Manager be responsible for any amount in excess of the total compensation as set forth in Section 3(a)(v) of this Agreement, as the case may be, applicable to the Units placed by such Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and the relevant Manager(s) severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the relevant Manager(s) on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as determined by this Agreement or any applicable Terms Agreement, and benefits received by the relevant Manager(s) shall be deemed to be equal to the total compensation as set forth in Section 3(a)(v) of this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or the relevant Manager(s) on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Each of the Partnership Parties and each of the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliates who have, or who are alleged to have, participated in the distribution of the Units as sales agents or have otherwise been deemed to be part of the sales effort, and agent of any Manager shall have the same rights to contribution as each Manager, and each person who controls the Partnership Parties within the meaning of either the Securities Act or the Exchange Act, each officer of BGL who shall have signed the Registration Statement and each director of BGL shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement, with respect to any or all of the Managers, relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Units have been sold through any Manager for the Partnership, then Section 4(s) shall remain in full force and effect, (ii) with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect with respect to such Manager notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by each Managers or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e) In the case of any purchase of Units by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Units, if at any time prior to such delivery and payment (i) trading in the Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE or NASDAQ shall have been suspended or limited or minimum prices shall have been established, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto)

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or BGL’s officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by any Manager or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to each Manager, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attn: Syndicate Registration (Fax: (646) 834-8133); BB&T Equity Capital Markets, 901 E. Byrd Street, Ste 300, Richmond, VA 23219, Mail Code: 306-78-01-00, Attn: Reid Burford; Goldman, Sachs & Co., Attn: Registration Department, 200 West Street, New York, NY 10282, Fax: (212) 902-9316; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention Special Equities Desk (fax no.: (917) 464-8885); Mitsubishi UFJ Securities (USA), Inc., 1633 Broadway, 29th Floor, New York, NY 10019, Attn: Capital Markets Group, Fax: (646) 434-3455; Mizuho Securities USA Inc., 320 Park Avenue, 12th floor, New York, NY 10022, Attn: Ashish Sanghrajka; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; RBC Capital Markets, LLC, Three World Financial Center, 8th Floor, 200 Vesey Street, New York, New York 10281, Attn: Michael Goldberg, Syndicate Director, Fax: (212) 428-6260; UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate (fax: (212) 713-3371); Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax no: (212) 214-5918); or, if sent to the Partnership, will be mailed, delivered or telefaxed to the address of the Partnership set forth in the Registration Statement, Attention: Chief Financial Officer.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

12. No fiduciary duty. Each of the Partnership Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and each Manager and any affiliate through which each may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Units and not as a fiduciary of any of the Partnership Parties and (c) the Partnership Parties’ engagement of the Managers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Partnership Parties agree that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising any of the Partnership Parties on related or other matters). Each of the Partnership Parties agrees that it will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the Partnership Parties, in connection with such transaction or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Partnership Parties and any Manager with respect to the subject matter hereof.

14. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. Each of the Partnership Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Research Analyst Independence. The Partnership Parties acknowledge that (a) the Managers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Managers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership, the value of the Common Units and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties or their affiliates by any Manager’s investment banking division. The Partnership Parties acknowledge that each of the Managers is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

17. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

19. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Applicable Time” shall mean, with respect to any Units, the time of sale of such Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Units prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(x) of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 153”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” , “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the Managers.

Very truly yours,

BOARDWALK GP, LLC

By:	/s/ Jamie L. Buskill
Name:	Jamie L. Buskill
Title:	Senior Vice President, Chief Financial and Administrative Officer and Treasurer

BOARDWALK GP, LP

By: Boardwalk GP, LLC, its general partner

By:	/s/ Jamie L. Buskill
Name:	Jamie L. Buskill
Title:	Senior Vice President, Chief Financial and Administrative Officer and Treasurer

BOARDWALK PIPELINE PARTNERS, LP

By: Boardwalk GP, LP, its general partner

By: Boardwalk GP, LLC, its general partner

By:	/s/ Jamie L. Buskill
Name:	Jamie L. Buskill
Title:	Senior Vice President, Chief Financial and Administrative Officer and Treasurer

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Citigroup Global Markets Inc.

By:	/s/ Amit Jhunjhunwala
Name:	Amit Jhunjhunwala
Title:	Director

Barclays Capital Inc.

By:	/s/ Scott Kinloch
Name:	Scott Kinloch
Title:	Managing Director

BB&T Capital Markets, a division of BB&T Securities, LLC

By:	/s/ Reid Burford
Name:	Reid Burford
Title:	SVP Corporate Equity Services

Deutsche Bank Securities Inc.

By:	/s/ Brad Miller
Name:	Brad Miller
Title:	Managing Director

By:	/s/ Young Kim
Name:	Young Kim
Title:	Managing Director

Goldman, Sachs & Co.

By:	/s/ Adam T. Greene
Name:	Adam T. Greene
Title:	Vice President

Signature Page to Equity Distribution Agreement

J.P. Morgan Securities LLC

By:	/s/ James F. Smith
Name:	James F. Smith
Title:	Managing Director/Special Equities

Mitsubishi UFJ Securities (USA), Inc.

By:	/s/ Richard Testa
Name:	Richard Testa
Title:	Managing Director

Mizuho Securities USA Inc.

By:	/s/ Michelle Petropoulos
Name:	Michelle Petropoulos
Title:	Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Jeff Hibbard
Name:	Jeff Hibbard
Title:	Executive Director

RBC Capital Markets, LLC

By:	/s/ Andrew Hull
Name:	Andrew Hull
Title:	Director

Signature Page to Equity Distribution Agreement

UBS Securities LLC

By:	/s/ Jeff Jorgensen
Name:	Jeff Jorgensen
Title:	Director

By:	/s/ Andy Lam
Name:	Andy Lam
Title:	Associate Director

Wells Fargo Securities, LLC

By:	/s/ Gregory M. Ogborn
Name:	Gregory M. Ogborn
Title:	Vice President

Signature Page to Equity Distribution Agreement

SCHEDULE 1

JURISDICTIONS OF QUALIFICATION

Name of Entity	Jurisdiction of Formation	Jurisdictions of Qualification
Boardwalk GP, LLC	Delaware	Kentucky, Texas

Boardwalk GP, LP	Delaware	Kentucky, Texas

Boardwalk Pipeline Partners, LP	Delaware	Texas, Kentucky, Alabama, Arkansas, Ohio

[Form of Terms Agreement]	ANNEX I

BOARDWALK PIPELINE PARTNERS, LP

Common Units Representing Limited Partner Interests

TERMS AGREEMENT

            , 20

[Name of Co-Manager]

Dear Sirs:

Boardwalk Pipeline Partners, LP, a Delaware limited partnership (the “Partnership”), Boardwalk GP, LP, a Delaware limited partnership and the sole general partner of the Partnership (the “General Partner”), and Boardwalk GP, LLC, a Delaware limited liability company and the sole general partner of the General Partner (“BGL,” and collectively with the Partnership and the General Partner, the “Partnership Parties”) propose, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated [date], 20     (the “Equity Distribution Agreement”), between the Partnership Parties and Citigroup Global Markets Inc., Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC to issue and sell to [                    ] (the “Manager”) the securities specified in the Schedule I hereto (the “Purchased Units”) [, and solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Units”)]. [Include only if the Manager has an over-allotment option]

[The Manager shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per common unit to be paid by the Manager to the Partnership for the Purchased Units. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership Parties. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.] [Include only if the Manager has an over-allotment option]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Manager has an over-allotment option], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Manager has an over-allotment option] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units] [Include only if the Manager has an over-allotment option], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Manager and the latter agrees to purchase from the Partnership the number of Purchased Units at the time and place and at the purchase price set forth in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Partnership Parties.

BOARDWALK GP, LLC

By:
Name:	Jamie L. Buskill
Title:	Senior Vice President, Chief Financial and Administrative Officer and Treasurer

BOARDWALK GP, LP

By: Boardwalk GP, LLC, its general partner

By:
Name:	Jamie L. Buskill
Title:	Senior Vice President, Chief Financial and Administrative Officer and Treasurer

BOARDWALK PIPELINE PARTNERS, LP

By: Boardwalk GP, LP, its general partner

By: Boardwalk GP, LLC, its general partner

By:
Name:	Jamie L. Buskill
Title:	Senior Vice President, Chief Financial and Administrative Officer and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

[Name of Co-Manager]

By: [Name of Co-Manager]

By:
Name:
Title:

[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Purchased Units [and Additional Units]:	Common Units Representing Limited Partner Interests

Number of Purchased Units:	[ ]

[Number of Additional Units:]	[ ]

[Price to Public:]	$[ ]

Purchase Price by the Manager.:	$[ ]

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

Free delivery of the Units to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:	[ ]

Closing Location:	[ ]

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)	The opinion referred to in Section 4(k).

(2)	The opinion referred to in Section 4(l).

(3)	The opinion referred to in Section 4(m).

(4)	The accountants’ letter referred to in Section 4(n).

(5)	The officers’ certificate referred to in Section 4(j).

(6)	Such other documents as the Manager shall reasonably request.